                                                                   EXHIBIT 10.26

                                                              FROM THE OFFICE OF


                         STANDARD FORM COMMERCIAL LEASE


1. PARTIES
   (fill in)        LESSOR, which expression shall include 114 Realty Trust
                                                           ----------------
                    heirs, successors, and assigns where the context so admits, does hereby lease to


                    LESSEE, which expression shall include Unicore Software,
                                                           ----------------
                    Inc. successors, executors, administrators, and assigns
                    ---
                    where the context so admits, and the LESSEE hereby leases the following described premises:

                    2 units on 4th floor and 1 unit on 3rd floor at 1538
                    ----------------------------------------------------
                    Turnpike St., N. Andover, MA, 01845
                    -----------------------------------


2. PREMISES
(fill in and
include, if
applicable,
suite number,
floor number,
and square
feet)



                    together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

3. TERM
   (fill in)        The term of this lease shall be for 5 years commencing on
                                                        --------
                    1/1/96 and ending on 12/31/00
                    ------               --------

4. RENT
                    (fill in) The LESSEE shall pay to the LESSOR fixed rent at the rate of Year 1 - $39,000.00; Year 2 - $60,000.00; Year
                                ----------------------------------------------
                    3 -$72,000.00; Year 4 - $78,000.00; Year 5 - $78,000.00
                    -------------------------------------------------------
                    dollars per year, payable in advance in monthly installments of,

5. SECURITY
   DEPOSIT
   (fill in)        Upon the execution of this lease, the LESSEE shall pay to
                    the LESSOR the amount of       N/A          dollars, which
                                            -------------------
                    shall be held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease, without interest, subject to the LESSEE's satisfactory compliance with the conditions hereof.


6. RENT
   ADJUSTMENT       If in any tax year commencing with the fiscal year     , the
                    real estate taxes on the land and buildings, of which the
                    leased premises are a part, are in excess of the amount of the real estate taxes thereon for the fiscal year
                    (hereinafter called the "Base Year"), LESSEE will pay to
                    LESSOR as additional rent hereunder, when and as designated
A. TAX              by notice in writing by LESSOR, per cent of such excess that
   ESCALATION       may occur in each year of the term of this lease or any
   (fill in or      extension or renewal thereof and proportionately for any
   delete)          part of a fiscal year. If the LESSOR obtains an abatement
                    of any such excess real estate tax, a proportionate share of such abatement, less the reasonable fees and costs incurred in obtaining the same, if any, shall be refunded to the LESSEE.

B. OPERATING        The LESSEE shall pay to the LESSOR as additional rent
   COST             hereunder when and as designated by notice in writing by
                    LESSOR, per cent of any increase in

   ESCALATION       operating expenses over those incurred during the calendar
   (fill in         year
    or delete)      Operating expenses are defined for the purposes of this
                    agreement as:  Any cost increase from operations in 1996
                                   -----------------------------------------
                    prorated.
                    --------

                    This increase shall be prorated should this lease be in effect with respect to only a portion of any calendar year.

C. CONSUMER         INTENTIONALLY OMITTED
   PRICE            ---------------------
   ESCALATION
(fill in or delete)




7. UTILITIES        The LESSEE shall pay, as they become due, all bills for
                    electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered, and all
                    bills for fuel furnished to a separate tank servicing the
* delete "air       leased premises exclusively. The LESSOR agrees to provide
conditioning"       all other utility service and to furnish reasonably hot and
if not              cold water and reasonable heat and air conditioning* (except
applicable          to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, elevators,.
                    and lavatories during normal business hours on regular business days of the heating and air conditioning* seasons of each year, to furnish elevator service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

                    LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE's sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8. USE OF           The LESSEE shall use the leased premises only for the
   LEASED           purpose of computer software, development and sales.
   PREMISES                    ----------------------------------------
   (fill in)

9. COMPLIANCE       The LESSEE acknowledges that no trade or occupation shall be
   WITH LAWS        conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10. FIRE            The LESSEE shall not permit any use of the leased premises
    INSURANCE       which will make voidable any insurance on the property of
                    which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England
                    Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

11. MAINTENANCE     The LESSEE agrees to maintain the leased premises in good
                    condition, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other
                    glass therein, acknowledging that the leased premises are
 A. LESSEE'S        now in good order and the glass whole. The LESSEE shall not
    OBLIGATIONS     permit the leased premises to be overloaded, damaged,
                    stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

 B. LESSOR'S        The LESSOR agrees to maintain the structure of the building
    OBLIGATIONS     of which the leased premises are a part in the same
                    condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear
                    and tear, damage by fire and other casualty only   excepted,
                    unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

12. ALTERATIONS--   The LESSEE shall not make structural alterations or
    ADDITIONS       additions to the leased premises, but may make non-
                    structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13. ASSIGNMENT--    The LESSEE shall not assign or sublet the whole or any part
    SUBLEASING      of the leased premises without LESSOR's prior written
                    consent. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14. SUBORDINATION   This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15. LESSOR'S        The LESSOR or agents of the LESSOR may, at reasonable times,
    ACCESS          enter to view the leased premises and may remove placards
                    and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16. INDEMNIFICATION The LESSEE shall save the LESSOR harmless from all loss and
    AND LIABILITY   damage occasioned by anything occurring on the leased
    (fill in)       premises unless caused by the negligence or misconduct of
                    the LESSOR, and from all loss and damage wherever occurring occasioned by any omission, fault, neglect or other misconduct of the LESSEE. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be responsibility.

17. LESSEE'S        The LESSEE shall maintain with respect to the leased
    LIABILITY       premises and the property of which the leased premises are a
    INSURANCE       part comprehensive public liability insurance in the amount
    (fill in)       of   $300,000.00     with property damage insurance in
                      ------------------
                    limits of         in responsible companies qualified to do
                    business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten
                    (10) days prior written notice to each assured named therein.

18. FIRE,           Should a substantial portion of the leased premises, or of
    CASUALTY -      the property of which they are a part, be substantially
    EMINENT         damaged by fire or other casualty, or be taken by eminent
    DOMAIN          domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                        (a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or
                        (b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

                    The LESSOR reserves. and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

19.  DEFAULT        In the event that:
     AND                (a) The LESSEE shall default in the payment of any
     BANKRUPTCY         installment of rent or other sum herein specified and
     (fill in)          such default shall continue for ten (10) days after
                        written notice thereof; or
                        (b) The LESSEE shall default in the observance or performance of any other of the LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

                        (c) The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE's property for the benefit of creditors,

                    then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises. to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.  NOTICE         Any notice from the LESSOR to the LESSEE relating to the
   (fill in)        leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at

21. SURRENDER       The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted.
                    In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

22. BROKERAGE       INTENTIONALLY OMITTED
                    ---------------------
(fill in or delete)

23. OTHER           It is also understood and agreed that Unicore Software,
    PROVISIONS                                            -----------------
                    Inc. has  option to renew lease for another five year term
                    ----------------------------------------------------------
                    at no more than a 50% increase in rent.
                    --------------------------------------








IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this
  5th         day of    January      , 1996.
-----------           --------------     --

Unicore Software, Inc.                   114 Realty Trust
--------------------------------         ----------------------------------
LESSEE                                   LESSOR



--------------------------------         ----------------------------------
by Pierre Narath, President              by Pierre Narath,  Trustee


--------------------------------
  BROKER(S)

                         AMENDMENT TO COMMERCIAL LEASE

     THIS AMENDMENT is made this   30th   day of         May       , 1997 (the
                                 --------          ----------------
"Amendment"), by and between UNICORE SOFTWARE, INC., a Massachusetts corporation with a principal place of business of 1538 Turnpike Street, North Andover, Massachusetts ("Lessee") and Pierre A. Narath, Trustee of 114 REALTY TRUST ("Lessor").

     WHEREAS, Lessor and Lessee are parties to a certain Commercial Lease dated January 5, 1996 ("Lease"), for the property known and identified as 1538 Turnpike Street, North Andover, Massachusetts, such leasehold interest consisting of two (2) units on the fourth (4th) floor and one (1) unit on the third (3rd) floor (the "Premises").

     WHEREAS, the parties to the Lease wish to amend the terms, conditions and provisions of said Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the mutual modification of rights, the parties hereto agree as follows:

     1.  Ratification and Confirmation. The Lease is hereby ratified and
         -----------------------------
confirmed, except as amended, as set forth in this Amendment.

     2.  Increase in Taxes and Operating Expense. Notwithstanding anything to
         ---------------------------------------
the contrary contained therein, Paragraphs 6(a) and 6(b) of the Lease are hereby amended, such that the Base Year (as such term is defined in the Lease) shall be 1996, and Lessee shall pay to Lessor, as additional rent, when and as designated by notice in writing by Lessor, one hundred (100%) percent of any tax escalation or any increase in operating expenses that may occur in each year of the term of the Lease, or any extension or renewal thereof, and proportionally for any part of a fiscal year for taxes and any part of a calendar year for operating expenses.

     3.   Use of Premises. Paragraph 8 of the Lease is hereby ratified,
          ---------------
confirmed and amended as follows: The Lessor shall use the Leased Premises only for the purposes of operating a computer software development and sales business, and to conduct all business operations ancillary or related thereto. Notwithstanding anything to the contrary contained herein, in the event that the Lessee wishes to sublet or assign its leasehold interest in the Premises, and such sublessee's or assignee's business operations do not conform with such stated and allowed use of the Premises, Lessor may, at its option, grant its consent to such alternate use of the Premises, in accordance with the terms of Paragraph 13 of the Lease, as amended. Lessor's consent shall not be unreasonably withheld or delayed.

     4.   Fire Insurance. Notwithstanding anything to the contrary contained in
          --------------
Paragraph 10 of the Lease, Lessor, at its sole cost and expense, shall cause fire and casualty insurance to be maintained on the Premises in such amounts as may be determined by Lessor.

     5.   Assignment and Subletting. Notwithstanding anything to the contrary
          -------------------------
contained in Paragraph 13 of the Lease, the Lessor consents to the merger of near or even date by and between Lessee and Award Acquisition Sub Corp., a wholly owned subsidiary of Award Software International, Inc. This Amendment shall in no way be deemed to affect Lessee's requirement to obtain Lessor's consent to any assignment or sublet of its leasehold interest in the Premises, not otherwise provided for in this Paragraph, nor shall it affect Lessee's full responsibility to Lessor for the payment of all rent and for the full performance of the covenants and conditions of the Lease.

     6.   Lessee's Insurance. Notwithstanding anything to the contrary contained
          --------------------
in Paragraph 17 of the Lease, Lessee shall maintain with respect to the Premises and the property which the Premises are a part, comprehensive public liability insurance in the amount of One Million and 00/100 ($1,000,000.00) Dollars for injury or death to one person and Two Million and 00/100 ($2,000,000.00) Dollars for injury or death to more than one person in the same accident with property damage insurance in limits of Five Hundred Thousand and 00/100 ($500,000.00) Dollars.

     7.   Option To Extend.
          ----------------

        a.  Option. So long as Lessee (or permitted successors or assigns) is
            ------
     not in default at or after the time of exercise of the option to extend as set forth herein, and is still the Lessee on the date of exercise, Lessee may extend this Lease for one (1) additional five (5) year term ("Extended Term"). In order to exercise said option, Lessee shall, no later than six
     (6) months prior to the expiration of the initial term, give Lessor written notice to its intention to so extend. Rent for the Extended Term shall be as hereinafter provided in Subparagraph (b) below.

        b.  Rent During Extended Term. Rent shall be payable during the Extended
            -------------------------
     Term in the same manner as during the initial term, except that for such Extended Term, the annual (monthly) rate at which base rent is payable shall be as follows:

     Year     Base Annual (Monthly) Rent
     ----     --------------------------
     6        $85,800.00 ($7,150.00)
     7        $93,600.00 ($7,800.00)
     8        $101,400.00 ($8,450.00)
     9        $109,200.00 ($9,100.00)
     10       $117,000.00 ($9,750.00)

        c.  Assignment of Option. Lessee may assign its option to extend the
            --------------------
     term of the Lease, as provided in Subparagraph (a), provided that on or before such time Lessee notifies Lessor of its exercise of its option to extend, Lessee requests from, and receives, Lessor's consent to such assignment. Lessor's consent to such assignment shall not be unreasonably withheld or delayed. In the event that such consent is granted, Lessee shall remain liable to Lessor for the payment of all rent and for the full performance of the covenants and conditio ns under the Lease, as extended.

     IN WITNESS WHEREOF, the parties hereunto have set their hands and seals
this 30th day of       May       , 1997.
     -----       ----------------

                                        LESSEE:
                                        UNICORE SOFTWARE, INC.


                                        By:
                                           ----------------------------------
                                           Pierre A. Narath, President



                                        LESSEE:
                                        114 REALTY TRUST


                                        By:
                                           ----------------------------------
                                           Pierre A. Narath, Trustee

                       2nd AMENDMENT TO COMMERCIAL LEASE


     THIS 2nd AMENDMENT to COMMERCIAL LEASE is made as of the first 1st day of September, 1997 (the "Amendment"), by and between UNICORE SOFTWARE, INC., a Massachusetts corporation with a principal place of business of 1538 Turnpike Street, North Andover, Massachusetts ("Lessee") and Pierre A. Narath, Trustee of 114 REALTY TRUST ("Lessor").

     WHEREAS, Lessor and Lessee are parties to a certain Commercial Lease dated January 5, 1996 ("Lease"), for the property known and identified as 1538 Turnpike Street, North Andover, Massachusetts, such leasehold interest consisting of two (2) units on the fourth (4th) floor and one (1) unit on the third (3rd) floor (the "Original Premises").

     WHEREAS, Lessee has requested that Lessor rent additional space to the Lessee consisting of the other third (3rd) floor unit, which Lessor is willing to do on the terms and conditions herein appearing:

     WHEREAS, the parties to the Lease enter into that certain Amendment to Commercial Lease dated May 30, 1997 (the "First Amendment");

     WHEREAS, the parties to the Lease wish to further amend the terms, conditions and provisions of said Lease so as to add the additional third (3rd) floor unit to the Lease.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and the mutual modification of rights, the parties hereto agree as follows:

     1.  Ratification and Confirmation.  The Lease as affected by the First
         -----------------------------
Amendment is hereby ratified and confirmed, except as amended as set forth in this Amendment.

     2.  Expansion of Leasehold Premises.
         -------------------------------

     Lessor and Lessee hereby agree that additional third (3rd) floor unit shall be added to the Original Premises such that the total leasehold premises shall now consist of two units on the fourth (4th) floor and two units on the third
(3rd) floor, which taken together are sometimes hereinafter referred to as the "Amended Premises".

     3.  Increase in Rent.  In consideration of Lessor making available to
         ----------------
Lessee the additional third (3rd) floor unit, the parties agree that Paragraph 4 of the Lease is hereby amended to read as follows:

     The Lessee shall pay the Lessor rent at the rate set forth below:


     Annual Amount                                          Monthly Amount
     -------------                                          --------------
     (in advance, on the first of
     each month)

     September 1 - December 31, 1997      $ 26,666.66       $6,666.66
     January 1 - December 31, 1998        $ 96,000.00       $8,000.00
     January 1 - December 31, 1999        $104,000.00       $8,666.66
     January 1 - December 31, 2000        $104,000.00       $8,666.66

     3.  Rent During Extended Term.  Lessor and Lessee agree that Paragraph 7(b)
         -------------------------
     of the First Amendment is hereby amended to read as follows:

     Year                       Base Annual (Monthly) Rent
     ----                       --------------------------
     6     (1-1 to 12-31-01)    $114,400.00  ($9,533.33)
     7     (1-1 to 12-31-02)    $124,800.00  ($10,400.00)
     8     (1-1 to 12-31-03)    $135,200.00  ($11,266.66)
     9     (1-1 to 12-31-04)    $145,600.00  ($12,133.33)
     10    (1-1 to 12-31-05)    $156,000.00  ($13,000.00)

     IN WITNESS WHEREOF, the parties hereunto have set their hands and seals as of the 1st day of September, 1997.

                                LESSEE:
                                UNICORE SOFTWARE, INC.

                                By: ________________________
                                   Pierre A. Narath, President

                                LESSOR:
                                114 REALTY TRUST


                                By: ________________________
                                   Pierre A. Narath, Trustee



                                      -2-